                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[x]  Preliminary proxy statement

[ ]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               MED/WASTE, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

        [x]   No fee required

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

        (1)   Titles of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        (2)   Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
                                                  ------------------------------

--------------------------------------------------------------------------------

        (4)   Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        (5)   Total fee paid:

        ------------------------------------------------------------------------

        [ ]   Fee paid previously with preliminary materials.

        [ ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              (1)     Amount previously paid:

                      ----------------------------------------------------------
              (2)     Form, Schedule or Registration Statement No.:

                      ----------------------------------------------------------
              (3)     Filing Party:

                      ----------------------------------------------------------
              (4)     Date Filed:

                      ----------------------------------------------------------

                                                                PRELIMINARY COPY

                                 MED/WASTE, INC.
                             3890 N.W. 132ND STREET
                            OPA LOCKA, FLORIDA 33054

                          ----------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1997


TO THE STOCKHOLDERS OF MED/WASTE, INC.


            NOTICE is hereby given that the Annual Meeting of Stockholders of Med/Waste, Inc., a Delaware corporation (the "Company") will be held at the Hyatt Regency Hotel at 50 Alhambra Plaza, Coral Gables, Florida, on Tuesday, June 10, 1997 at 10:00 A.M., for the following purposes:

            1. To elect as directors, the seven (7) persons listed in the Proxy Statement dated April 14, 1997.

            2. To act upon a proposal to amend the Company's Certificate of Incorporation in order to increase the number of authorized shares of Common and Preferred Stock.

            3. To act upon a proposal to amend the Company's Certificate of Incorporation to provide for a Staggered Board of Directors.

            4. To act upon a proposal to amend the Company's Directors Stock Option Plan.

            5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

            Only stockholders of record at the close of business on April 14, 1997 shall be entitled to receive notice of, and to vote at, the Annual Meeting, or any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at the Annual Meeting.

            Whether or not you expect to attend the Annual Meeting, please vote, date, sign, and return the enclosed proxy as promptly as possible to assure representation of your shares at the Annual Meeting. You may revoke your proxy at any time prior to its exercise by written notice to the Company prior to the Annual Meeting, or by attending the Annual Meeting in person and voting.


                                        By Order of the Board of Directors



                                        RICHARD GREEN, Secretary

Opa Locka, Florida
Dated:  April 14, 1997

================================================================================
YOUR VOTE IS IMPORTANT, ACCORDINGLY YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
================================================================================

                                MED/WASTE, INC.
                             3890 N.W. 132ND STREET
                            OPA LOCKA, FLORIDA 33054

                              --------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1997


            This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to stockholders of Med/Waste, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time, on June 10, 1997 at the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

            This Proxy Statement, Notice of Annual Meeting, and the accompanying Proxy Card are first being mailed to stockholders on or about April 15, 1997 to all common stockholders of record as of April 14, 1997. At the annual meeting, stockholders will be asked to elect seven directors, approve the amendment to the Company's Certification of Incorporation to increase the authorized Common and Preferred Stock; approve an amendment to the Company's Certificate of Incorporation creating a staggered Board of Directors; approve the amendment to the Directors Stock Option Plan, and to vote on such other matters as may properly come before the Annual Meeting.

            Because many of the Company's stockholders are unable to attend the Annual Meeting in person, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all matters that will come before the Annual Meeting. Stockholders are urged to:

            1.     Read this Proxy Statement carefully;

            2. Specify their choice on each matter by marking the appropriate box on the enclosed Proxy Card; and

            3. Sign, date and return the Proxy Card in the enclosed envelope.

            If Proxy Cards are returned properly signed, the shares represented thereby will be voted by the persons named in the Proxy Card, or their substitute, in accordance with the stockholder's directions. If the Proxy Card is signed and returned without instructions marked on it, it will be voted FOR the nominees for directors listed on the Proxy; FOR the amendment to the Certificate of Incorporation increasing the authorized Common and Preferred Stock; FOR the amendment to the Certificate of Incorporation establishing a staggered Board of Directors; FOR the amendment to the Directors Stock Option Plan and as recommended by the Board of Directors with respect to any other matters which may properly come before the Annual Meeting. A stockholder must return a signed Proxy Card to permit the proxy holders to vote the shares owned by such stockholder.

            A stockholder granting a proxy may revoke it at any time prior to the Annual Meeting by giving written notice of its revocation to the Company, by submission of another duly executed proxy dated after the Proxy Card to be revoked, or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting by a stockholder who has appointed a proxy will not revoke the prior appointment.

            The Board of Directors has designated Daniel A. Stauber and Arthur
G. Shapiro and each or either of them, as proxies to vote the shares of common stock solicited on its behalf.

            Only stockholders of record as of the close of business on April 14, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On the Record Date, there were issued and outstanding 2,329,658 shares of common stock. Each stockholder is entitled to one vote for each share of common stock registered in his name on the Record Date for each matter brought before the stockholders at the Annual Meeting. The presence, in person or by proxy, of a majority of the common stock entitled to vote is required for a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting, all votes "for" or "against," as well as abstentions, will be counted. Broker non-votes will also be counted as present or represented for the purpose of determining whether a quorum is present for the transaction of business.

                             ELECTION OF DIRECTORS

            The Board of Directors currently consists of seven (7) directors. The directors of the Company were previously elected annually to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualified, except in the event of their earlier death, resignation or removal. All of the nominees, other than Kendrick Meek, have served as directors since the last annual meeting. Mr. Meek was appointed to the Board of Directors in November 1996. The Board of Directors proposes the election of the following seven (7) nominees to the Board of Directors:

                               MILTON J. WALLACE
                               DANIEL A. STAUBER
                                PHILLIP W. KUBEC
                            ARTHUR G. SHAPIRO, M.D.
                                 RICHARD GREEN
                             WILLIAM DOLAN, D.D.S.
                                 KENDRICK MEEK

            Proposal Number Three as contained in this Proxy Statement would amend the Company's Certificate of Incorporation (the "Staggered Board Amendment") to provide for staggered three (3) year terms for Board members.
If the Staggered Board Amendment is approved by Stockholders, the Directors who are elected shall fill the terms as designated below:

            Class I Directors:Richard Green and William D. Dolan;
            Class II Directors: Philip W. Kubec and Kendrick Meek; and
            Class III Directors: Arthur G. Shapiro, M.D., Daniel A. Stauber and
             Milton J. Wallace

            Class I Directors' terms would expire at the 1998 Annual Meeting of Stockholders; Class II Directors' terms would expire at the 1999 Annual Meeting of Stockholders; and Class III Directors would expire at the 2000 Annual Meeting of Stockholders. In the event that the Staggered Board Amendment is not approved, the terms of each of the elected directors will expire at the next Annual Meeting of Stockholders.

            The Company has no reason to believe that any of the nominees will be unable or unwilling to serve, if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his stead, of such other person as the Board of Directors may recommend.

NOMINEES FOR DIRECTORS

            Information regarding the Board's nominees for election as directors is set forth below.

MILTON J. WALLACE
DIRECTOR SINCE 1991
AGE 61

            Mr. Wallace has been Chairman of the Board of the Company since June 1993. Mr. Wallace has been a practicing attorney in Miami, Florida for over 30 years and is currently a shareholder of the law firm of Wallace, Bauman, Fodiman & Shannon, P.A. He was chairman of the board of directors of Home Intensive Care, Inc., a provider of dialysis and home infusion therapy services from December 1989 until July 1993, when it was sold to W.R. Grace & Co. He is a director of several private companies and is chairman of the

Dade County, Florida Housing Finance Authority. Mr. Wallace is a member of the Company's Executive Committee.

DANIEL A. STAUBER
DIRECTOR SINCE 1991
AGE 40

            Mr. Stauber has been President and Chief Executive Officer of the Company since December 1991. He was a founder of Safety Disposal System, Inc. ("SDS"), a wholly owned subsidiary of the Company and has served as its president since its inception in January 1989. Prior thereto, from 1981 to 1989, he was a practicing attorney in Miami, Florida. Mr. Stauber serves as a member of the Task Force on Industry Standards of the Medical Waste Institute, a subsidiary of the National Solid Waste Management Association. Mr. Stauber is a member of the Company's Executive and Nominating Committees.

PHILLIP W. KUBEC
DIRECTOR SINCE 1994
AGE 42

            Mr. Kubec has been President and Chief Executive Officer of The Kover Group, Inc., a service franchisor of commercial janitorial services since 1986. The Kover Group, Inc. is a wholly owned subsidiary of the Company.

ARTHUR G. SHAPIRO, M.D., F.A.C.O.G.
DIRECTOR SINCE 1991
AGE 58

            Dr. Shapiro has held an appointment to the University of Miami School of Medicine as a professor of clinical obstetrics and gynecology in the division of reproductive endocrinology since January 1995. From 1985 until 1995, he was engaged in the private practice of medicine. From 1970 until 1983, he was employed by the University of Miami School of Medicine most recently as a professor. He is a graduate of Harvard Medical School and is board certified in obstetrics and gynecology, endocrinology and laser surgery. He is a Fellow in the American College of Obstetrics and Gynecology and has been elected to become a Fellow by the American College of Endocrinology. Dr. Shapiro was a co- founder of Home Intensive Care, Inc. and served on its board of directors from 1985 until July 1993. Dr. Shapiro also served as Home Intensive Care, Inc.'s medical director. He serves as chairman of the board of directors of Bankers Savings Bank. Dr. Shapiro is Chairman of the Executive, Stock Option and Compensation Committees, and is a member of the Audit and Nominating Committees.

RICHARD GREEN
DIRECTOR SINCE 1991
AGE 59

            Mr. Green has been Secretary of the Company since June 1993. Since February 1997, he has served as President/Chief Executive Officer of Diabetes Support Systems, Inc., a durable medical equipment supplier to individuals suffering from diabetes. From August 1995 until February 1997, he was president of Sennercomm, Inc. a manufacturer of computerized environmental sensors. From June 1991 until August 1995, he was chairman of the board, president, and chief executive officer of Electronic Environmental Controls, Inc., a manufacturer of computerized environmental sensors. Prior thereto for 17 years, he was employed by Ryder System, Inc. most recently as senior vice president of international and business development for Ryder Truck Rental, a division of Ryder System, Inc. Mr. Green is Chairman of the Audit Committee and a member of the Stock Option and Compensation Committees.

WILLIAM DOLAN, D.D.S.
DIRECTOR SINCE 1993
AGE 70

            Dr. Dolan is a retired dentist and previously maintained a private practice of dentistry for over 30 years until his retirement in 1995. He is a director of Bankers Savings Bank and the Dade County, Florida Housing Finance Authority. Dr. Dolan is a member of the Stock Option Committee.


KENDRICK MEEK
DIRECTOR SINCE 1996
AGE 30

            Mr. Meek has been a development representative for the Wackenhut Corporation, a provider of security services since November 1994. Prior thereto, from March 1994 through November 1994, he was President of F&L Security Services, Inc., a security consulting firm. From March 1989 until March 1994, he was employed by the Florida Highway Patrol, the last three years of which he served as a captain. Mr. Meek has served as a State Representative in the Florida State Legislature since 1994.

DIRECTORS' REMUNERATION; ATTENDANCE

            DIRECTORS' COMPENSATION: Directors who are employees of the Company or it subsidiaries do not receive any compensation for their service as members of the Board of Directors. Directors who are not employees of the Company receive an annual retainer of $2,500, payable quarterly and are reimbursed for expenses which may be incurred by them in connection with the business and affairs of the Company. In addition, non-employee directors receive options granted under the Directors' Stock Option Plan ("Directors' Plan") based upon specific criteria set forth in the Directors' Plan. See "Compensation - Directors Stock Option Plan".

            BOARD ATTENDANCE: The Board of Directors met three (3) times in 1996. In addition, the Board of Directors took action by unanimous written consent five (5) times during 1996. Every director attended in excess of 75% of meetings of the Board during 1996, except Richard Green and William Dolan, who each attended two meetings.

COMMITTEES OF THE BOARD

            The Board has established a number of standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each standing committee are described below. Actions taken by any committee of the Board are reported to the Board of Directors, usually at the next Board Meeting. The Board has standing Executive, Stock Option, Compensation, Nominating and Audit Committees.

            EXECUTIVE COMMITTEE: The Executive Committee is composed of Dr. Shapiro and Messrs. Wallace and Stauber. Dr. Shapiro serves as the Chairman. When the Board of Directors is not in session, the Executive Committee possesses all of the powers of the Board, other than certain powers reserved by Delaware law to the Board. Although the Executive Committee has broad powers, in practice it meets only infrequently to take formal action in a specific matter when it would be impractical to call a meeting of the Board. The Executive Committee did not meet or take written action in 1996.

            STOCK OPTION COMMITTEE: The Stock Option Committee, composed of Dr. Shapiro, as Chairman, Mr. Green and Dr. Dolan, did not meet during 1996, but took action by written consent four (4) times in 1996. The Stock Option Committee's function is to administer the Company's 1993 and Employee Stock Option Plans. The Stock Option Committee has the authority to determine, among other things, to whom to grant options, the amount of options, the terms of options and the exercise prices thereof.

            AUDIT COMMITTEE: The Audit Committee is presently composed of Mr. Green as Chairman and Dr. Shapiro. Charles D. Scurr, a former director of the Company, was a member of the Committee in 1996. The Audit Committee met once during 1996. The principal duties of the Audit Committee are to recommend the appointment of independent auditors; meet with the Company's independent auditors to review the arrangements for, and scope of, the audit by the independent auditors and the fees related to such work; review the independence of the independent auditors; consider the adequacy of the system of internal accounting controls; review and monitor the Company's policies regarding conflicts of interest; and discuss with management and the independent accountants the Company's annual financial statements.

            COMPENSATION COMMITTEE: The Compensation Committee presently consists of Dr. Shapiro as Chairman and Mr. Green. Mr. Scurr was a member of the Compensation Committee in 1996. The Compensation Committee did not meet during 1996, but twice took action by written consent. The Compensation Committee reviews the Company's general compensation policies and procedures; establishes salaries and benefit programs for the Chief Executive Officer and other executive officers of the Company and its subsidiaries; reviews, approves and establishes performance targets and awards under incentive compensation plans for its executive officers; and reviews and approves employment agreements.

            NOMINATING COMMITTEE: The Nominating Committee consists of Dr. Shapiro and Mr. Stauber. It recommends to the Board director nominees for election by stockholders. It reviews the qualification of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Committee considers suggestions from stockholders and other sources regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Corporation. The Nominating Committee was established in February 1997 and, therefore, did not meet in 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

            The Company's officers and directors are required to file Forms 3, 4 and 5 with the Securities and Exchange Commission in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. Based solely on a review of such reports furnished to the Company as required by Rule 16(a)-3, the following directors failed to timely file such reports in 1996: Kendrick Meek filed his Form 3 more than ten (10) days following his election as a director. Richard Green filed a Form 4 for the month of June 1996 reporting one purchase transaction approximately twelve (12) days late. Dr. Dolan failed to file a Form 4 for a warrant exercise and sale of common stock occurring in August 1996, until March 1997.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE NOMINEES.

            The seven nominees receiving the greatest number of affirmative votes of the shares of common stock represented at the Annual Meeting will be elected as directors. Stockholders are not entitled to cumulate their votes for the election of directors. Proxies received by the Board of Directors will be so voted in favor of all nominees above, unless stockholders specify a contrary choice in their proxies.

                                  COMPENSATION

SUMMARY COMPENSATION TABLE

            The following table summarizes the compensation earned by, and paid to, the Company's Chief Executive Officer ("CEO") and for each other executive officer who received compensation in excess of $100,000 in 1996, in the three (3) year period ended December 31, 1996 (the "Named Executive Officers").

                                                                    Long-Term Compensation
                                                                   ------------------------
                                         Annual Compensation(1)    Restricted    Securities
----------------------------    ----                                  Stock      Underlying      All Other
 Name and Principal Position    Year       Salary      Bonus          Award       Options      Compensation
----------------------------    ----      --------    --------     -----------   ----------    ------------
Milton J. Wallace               1996       $80,000    $ 26,400             --      100,000             --
 Chairman of the Board          1995        35,759          --             --       75,000             --
                                1994        34,327          --        $52,500      141,000         $6,600(2)

Daniel A. Stauber               1996      $163,000    $ 72,890             --      100,000             --
  President/Chief Executive     1995       140,821          --             --       75,000             --
  Officer                       1994       131,250          --        $52,500      141,000         $6,600(2)

Phillip W. Kubec(3)             1996      $107,100    $ 68,930             --           --             --
  President/Chief Executive     1995       102,000      55,011             --       50,000             --
  Officer of The Kover          1994        59,500       3,958             --           --             --
  Group, Inc.

-------------------------------------------

(1) The Company provides its executive officers with certain non-cash group life and health benefits, generally available to all salaried employees and are not included in this table pursuant to applicable Securities and Exchange Commission rules. No executive officers listed above received aggregate personal benefits or perquisites that exceed the lesser of $50,000 or 10% of such insider's total annual salary and bonus in any year above.

(2) Represents reimbursement for income taxes incurred related to restricted Common Stock award paid by the Company to Mr. Stauber and Mr. Wallace.

(3)  The Company acquired The Kover Group, Inc. in June 1994.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options to the CEO and each Named Executive Officer, for the year ended December 31, 1996:


                                                           Individual Grants
                         ----------------------------------------------------------------------------------------
                                                           % of Total
                         Number of Securities          Options Granted to          Exercise
                          Underlying Options              Employees in             Price Per           Expiration
Name                           Granted(1)                 Fiscal Year(3)          Share(2)(3)              Date
---------------------    --------------------          ------------------         -----------          ----------
Milton J. Wallace               100,000                       44.44%                 $2.25              4/23/2001
Daniel A. Stauber               100,000                       44.44%                  2.25              4/23/2001
Phillip W. Kubec                     --                       --                      --                   --

----------------------------

(1) All the above options were granted pursuant to the Company's 1996 Employee Stock Option Plan (the "1996 Plan"). Subject to the terms and conditions of the 1996 Plan, the Stock Option Committee has the authority and discretion, among other things as to whom to grant options, the number of options, the terms of options, including vesting requirements and the exercise prices of options may modify, extend or renew outstanding options granted under the Employee Plan. Each option entitles the holder to purchase one share of common stock. Each option granted above vests twenty-five (25%) percent six (6) months following the date of grant; twenty-five percent (25%) on the first anniversary of the grant date; and twenty-five percent (25%) on each anniversary thereafter

(2) The option exercise price may be paid, subject to the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, by delivery of shares already owned by such optionee.

(3)  Total options granted in 1996 was for 225,000 shares of common stock.


AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain aggregated option information for the CEO and each Named Executive Officer named in the Summary Compensation Table for the year ended December 31, 1996:

                                                                                 Value of Unexercised
                                Number of Securities Underlying                 In-The-Money Options at
                                    Unexercised Options(2)                       December 31, 1996(2)
                              -----------------------------------           --------------------------------
Name(1)                       Exercisable           Unexercisable           Exercisable        Unexercisable
----------------------------  -----------           -------------           -----------        -------------
Milton J. Wallace                297,250                50,000               $ 174,750            $ 37,500
Daniel A. Stauber                297,250                50,000                 174,750              37,500
Phillip W. Kubec                  50,000                50,000                  43,750                  --

-------------------------------------------

(1) No options were exercised by the above Named Executive Officers during the fiscal year ended December 31, 1996.

(2) The value of unexercised options represents the positive difference between the exercise price of the options and the market price of the common stock at December 31, 1996. The market price is based on the closing sale price as reported by NASDAQ on that date, which was $3.00.

EMPLOYMENT AGREEMENT

              Mr. Stauber serves as the Company's President and Chief
Executive Officer pursuant to an employment agreement expiring on December 31, 2001. Pursuant to the employment agreement, Mr. Stauber's base salary is $183,000 in 1997. Base salary is increased by the greater of (a) five percent (5%) or (b) the cost of living index for the prior year. Mr. Stauber also receives a car allowance and certain other non-cash benefits such as health, life and disability insurance. Mr. Stauber is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Compensation Committee adopted a 1996 Incentive Bonus Plan for Mr. Stauber, whereby Mr. Stauber was entitled to earn a bonus of up to 100% of his base salary if the Company attained certain levels of net income. Based on the incentive bonus plan, Mr. Stauber earned a bonus of 32% of his Base Salary for 1996, which was paid in 1997. Mr. Stauber also received a $20,000 bonus in January 1996 upon signing his employment agreement. The Compensation Committee established a similar incentive plan for 1997 with different thresholds of net income. The Agreement provides that in the event of a change of control of the Company, Mr. Stauber will be entitled to terminate his employment agreement and receive as compensation three (3) times the sum of (a) his base salary and (b) any bonus received in the twelve (12) months prior to such change of control. The employment agreement contains a two year non-competition agreement.

              In June 1994, Kover entered into a five-year employment agreement with Phillip W. Kubec as its President and Chief Executive Officer. The agreement provides for $112,450 in base salary for 1997, with increases of five percent (5%) per annum. Mr. Kubec is also entitled to receive a bonus equal to twenty percent (20%) of Kover's pre-tax profits for each of the first three (3) years of the agreement. The contractual bonus provision expires effective June 1997. In addition, during the first three (3) years of the agreement, Mr. Kubec receives a yearly advance of his prospective bonus in the amount of $38,000, payable in equal payroll installments, together with base salary. The advance is set off against any bonuses payable to Mr. Kubec during the year. Mr. Kubec also receives an automobile allowance and other non-cash benefits such as health and disability insurance. The employment agreement contains a two (2) year non-competition agreement.

              Milton J. Wallace serves as Chairman of the Board pursuant to an employment agreement expiring December 31, 2001. Mr. Wallace's base salary is $84,000 in 1997. Base Salary is increased in each year by the greater of (a) five percent (5%) or (b) the cost of living index for the prior year. Mr. Wallace also receives a car allowance and certain other non-cash benefits, such as health, life and disability insurance. Mr. Wallace is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Compensation Committee adopted a 1996 Incentive Bonus Plan for Mr. Wallace, whereby Mr. Wallace was entitled to earn a bonus of up to 100% of his base salary if the Company attained certain levels of net income. Based on the incentive bonus plan, Mr. Wallace earned a bonus equal to 32% of his Base Salary for 1996, which was paid in 1997. The Compensation Committee established a similar incentive plan for 1997 with different thresholds of net income. The Agreement provides that in the event of a change of control of the Company, Mr. Wallace is entitled to terminate his employment agreement and receive as compensation three (3) times the sum of (a) his base salary and (b) any bonus received in the twelve (12) months prior to such change of control. The employment agreement contains a two year non-competition agreement.

1993 EMPLOYEE STOCK OPTION PLAN

              The Company has a 1993 Employee Stock Option Plan ("1993 Plan") and a 1996 Employee Stock Option Plan ("1996 Plan") which provide for the grant of options to purchase up to 750,000 and 400,000 shares of Common Stock to officers and other employees, respectively. The 1993 and 1996 Plans are designed as an incentive program to cause employees to increase their interest in the Company's performance and to aid in attracting and retaining qualified personnel. The 1993 and 1996 Plans are administered by the Stock Option Committee. During fiscal 1996, options to purchase an aggregate of 225,000 shares of Common Stock were granted at exercise prices ranging from $2.25 to $2.75 under the 1993 and 1996 Plans. As of March 31, 1997, options to purchase an aggregate 675,950 shares of Common Stock were outstanding under the 1993 Plan. Options to purchase an aggregate of 200,000 shares of Common Stock were outstanding under the 1996 Plan, of which 100,000 were exercisable as of March 31, 1997. Option exercise prices range from $2.125 to $2.75 per share.
Options granted under each Plan have a term of five (5) years from the date of their respective grants. Options are not exercisable under any circumstances for six (6) months after grant. Options to purchase 632,200 shares are exercisable as of March 31, 1997 under the 1993 Plan. The remaining options are subject to three (3) years vesting schedules.

              All options granted under the 1993 and 1996 Plans become fully vested and immediately exercisable upon the occurrence of a "Change of Control." The Employee Plan defines Change of Control to mean the occurrence of any of the following: (i) the acquisition (other than from the Company directly) by any "person" group or entity within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of beneficial ownership of twenty-five (25%) percent or more of the outstanding common stock of the Company; (ii) if the individuals who served on the Board as of June 1993, no longer constitute a majority of the members of the Board of Directors; provided, however, any person who becomes a director subsequent to June 1993, who was elected to fill a vacancy by a majority of the directors then serving on the Board of directors shall be considered a member prior to June 1993;
(iii) the stockholders of the Company approve a merger reorganization or consolidation of the Company whereby the stockholders of the Company immediately prior to such approval do not, immediately after consummation of such reorganization, merger or consolidation, own more than 50% of the voting stock of the surviving entity; or (iv) a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

DIRECTORS STOCK OPTION PLAN

              The Company's Directors Stock Option Plan (the "Directors' Plan") presently provides for the grant of options of up to 500,000 shares of Common Stock. All non-employee directors are eligible to receive grants of option
("Eligible Directors").   Prior to 1997, each Eligible Director received
automatic, non-discretionary annual grants of options based upon specific criteria set forth in the Directors' Plan. Each year, each Eligible Director receives options to purchase 6,250 shares of common stock for service on the Board, options to purchase 6,250 shares for service on each permanent committee (other than the Executive Committee) and options to purchase 6,250 shares for services as a Committee Chairman (other than the Executive Committee).
Eligible Directors who serve on the Executive Committee receive options to purchase 12,500 shares, with additional options to purchase 12,500 shares for the Chairman of the Executive Committee. On March 31, 1997, the Board of Directors approved an amendment to the Directors Plan which would reduce the number of shares underlying grants of options. See "Proposal to Amend the Directors' Stock Option Plan" below for a description of the option grants commencing with the 1997 automatic grants if such amendment is adopted by the Company's stockholders.

              The exercise price of each option granted under the Directors' Plan is equal to the fair market value of the Common Stock on the date of grant. All options granted are for a period of five (5) years and are exercisable commencing six (6) months after the grant date. During 1996, options to purchase 137,500 shares of Common Stock were granted to Eligible Directors at exercise prices of $3.375 to $4.00 per share. As of December 31, 1996, options to purchase 381,250 shares of Common Stock were outstanding under the Directors' Plan, at exercise prices ranging from $2.125 to $4.00 per share. As of December 31, 1996, 118,750 shares of Common Stock were available for grants of options.

                                STOCK OWNERSHIP

              The following table sets forth information as of March 31, 1997 with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (iii) each Named Executive Officer; (ii) all directors and executive officers as a group, and (iii) each person known by the Company to be the beneficial owner of more than five percent (5%) of Common Stock of the Company.

                                                           Shares of Common
                                                                 Stock
                                                             Beneficially                 Percentage
              Name of Beneficial Owner                         Owned(1)              Beneficially Owned(2)
---------------------------------------------------------  ----------------        -------------------------
 William W. Dolan(3) . . . . . . . . . . . . . . . .             56,375                       2.37%

 Richard Green(4)  . . . . . . . . . . . . . . . . .            113,915                       4.66
 Phillip W. Kubec(5) . . . . . . . . . . . . . . . .            135,000                       5.67
 Kendrick Meek(6)  . . . . . . . . . . . . . . . . .              6,250                       *

 Arthur G. Shapiro, M.D.(7)  . . . . . . . . . . . .            270,961                      10.79
 Daniel A. Stauber(8)  . . . . . . . . . . . . . . .            401,420                      15.28
 Milton J. Wallace(9)  . . . . . . . . . . . . . . .            412,125                      15.69

 Lancer Offshore, Inc.(10) . . . . . . . . . . . . .            210,000                       8.27
 Lancer Partners, L.P.(11) . . . . . . . . . . . . .            210,000                       8.27

 Michael Lauer (12)  . . . . . . . . . . . . . . . .            210,000                       8.27
 All officers and directors as a group                        1,432,296                      43.02
 (8 persons)(13) . . . . . . . . . . . . . . . . . .

--------------------------

*        Less than one percent.

(1) Except as set forth herein, all common stock is directly owned and the sole investment and voting power are held by the person named.

(2) Based upon 2,329,658 shares of common stock outstanding and such shares of Common Stock such individual has the right to acquire within 60 days.

(3) Includes 50,000 shares of common stock issuable upon exercise of options.

(4)      Includes 93,750 shares issuable upon exercise of options.

(5) Except for shares underlying options, all shares of common stock are owned jointly by Mr. Kubec and his wife. Includes 50,000 shares of common stock issuable upon exercise of options.

(6)      Includes 6,250 shares issuable upon exercise of options.

(7) Except as set forth herein, all shares of common stock are owned jointly by Dr. Shapiro and his wife. Includes (i) 9,375 shares of common stock owned by a corporation of which Dr. Shapiro is a director and shareholder, (ii) 181,250 shares of common stock issuable upon exercise of options and (iii) 8,000 shares owned by his children.

(8) Includes (i) 834 shares owned by his wife and (ii) 297,250 shares of common stock issuable upon exercise of options.

(9) Except as set forth herein, all shares of common stock are owned jointly by Mr. Wallace and his wife. Includes (i) 9,375 shares of common stock owned by a corporation of which Mr. Wallace is president, director and a controlling shareholder (ii) 2,500 shares owned by his wife as custodian for a minor child; and (iii) 297,250 shares of common stock issuable upon exercise of options.

(10) The address for Lancer Offshore, Inc. is Kaya Flamboyan 9, P.O. Box 812, Curacao, Netherlands, Antilles. Such shares include (i) 150,000 shares issuable upon conversion of $487,500 in 10% Convertible Redeemable Debentures ("Debentures"); (ii) 105,000 shares issuable upon conversion of $ 341,250 in Debentures owned by Lancer Partners, L.P; and (iii) 55,000 shares issuable upon conversion of $178,750 in
         Debentures owned by Michael Lauer, a principal of   Lancer Offshore,
         Inc and Lancer Partners, L.P.

(11) The address for Lancer Partners, LP. is 200 Park Avenue, Suite 3900, New York, NY 10166. Such shares include (i) 105,000 shares issuable upon conversion of $341,250 in 10% Convertible Redeemable Debentures ("Debentures"); (ii) 150,000 shares issuable upon conversion of $487,500 in Debentures owned by Lancer Offshore, Inc.; and (iii) 55,000 shares issuable upon conversion of $178,750 in Debentures owned by Michael Lauer.

(12) The address for Michael Lauer is C/O Lancer Partners, LP., 200 Park Avenue, Suite 3900, New York, NY 10166. Such shares include (i) 55,000 shares issuable upon conversion of $178,750 in 10% Convertible Redeemable Debentures ("Debentures"); (ii) 150,000 shares issuable upon conversion of $487,500 in Debentures owned by Lancer Offshore, Inc.; and (iii) 105,000 shares issuable upon conversion of $341,250 in Debentures owned by Lancer Partners, LP.

(13) Includes 1,011,500 shares of common stock issuable upon exercise of options.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED CAPITAL STOCK

         GENERAL. The Board of Directors has determined that it would be advisable to amend Paragraph FOURTH of the Company's Certificate of Incorporation to increase the authorized capital stock of the Company such that the aggregate number of shares which the Company shall have authority to issue shall be increased from 11,000,000 to 30,000,000, of which 26,000,000 shares shall be designated "Common Stock" and 4,000,000 shares shall be designated as "Preferred Stock" (the "Capital Stock Amendment").

         The Board of Directors has unanimously adopted and declared it advisable and unanimously recommends to the Company's stockholders that Paragraph FOURTH of the Company's Certificate of Incorporation be amended as described herein. A copy of Paragraph FOURTH of the Company's Certificate of Incorporation, as proposed to be amended, is attached as Exhibit "A" to the Proxy Statement.

         INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. The Board of Directors has approved, subject to stockholder approval at the Annual Meeting, an increase in the number of authorized shares of Common Stock from 10,000,000 to 26,000,000. As of the Record Date, 2,329,658 shares of Common Stock were outstanding (exclusive of 11,824 shares held by the Company as treasury stock), 1,657,508 shares reserved for issuance in relation to outstanding options and warrants and 923,908 shares reserved for issuance upon conversion of Debentures. Accordingly, there are only 5,088,926 authorized shares of Common Stock presently unissued and not reserved for future issuance.

         INCREASE IN NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK. Included within the Capital Stock Amendment is a proposed increase in the number of authorized shares of Preferred Stock from 1,000,000 to 4,000,000. As of the date of this Proxy Statement there are no shares of Preferred Stock outstanding.

         REASONS FOR APPROVAL OF CAPITAL STOCK AMENDMENT. The Board of Directors considers the proposed authorization of an additional 16,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock desirable because it would provide the Company with the ability to take advantage of future opportunities for the issuance of equity securities in connection with financings, possible future acquisitions, other programs to facilitate expansion and growth and for other general corporate purposes, including stock dividends, stock splits and employee benefit plans, without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance. Such additional shares of Common and/or Preferred Stock could be issued in public or private offerings in order to raise capital for various purposes. Authorized, but unissued shares, may be issued at such time or times, to such person or persons and for such consideration as the Board of Directors determines to be in the best interest of the Company, without further authorization from the Stockholders, except as may be required by the rules of Nasdaq, or such stock exchange on which the Common or Preferred Stock is then listed.

         The authorization of additional shares of Common or Preferred Stock will not, by themselves, have any effect on the right of holders of existing shares of Common Stock. Any new shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. To the extent that any shares of Preferred Stock may be issued, such Preferred Stock may (a) have priority over the Company's Common Stock with respect to dividends and the assets of the Company upon liquidation; (b) have significant voting power; (c) provide for representation of the holders of the Preferred Stock on the Company's Board of Directors upon the occurrence of certain events; or (d) require the approval of the holders of the Preferred Stock for the taking of certain corporate actions, such as mergers.

         To the extent that any shares of Common Stock or Preferred Stock (including shares of Preferred Stock convertible into Common Stock) may be issued on other than a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted. Such shares may also be issued to dilute the stock ownership of persons seeking to obtain control of the Company, and thereby defeat a possible takeover attempt which (if stockholders were offered a premium over the market value of their shares) might be viewed as being beneficial to stockholders of the Company. Management of the Company is not aware of any possible takeover attempt at this time.

         Currently, the Company does not have any specific plans, commitments, agreements or understandings relating to the issuance of any shares of Common or Preferred Stock. The timing of the actual issuance of Common or Preferred Stock or the terms, conditions, performance and rights of any such Preferred Stock will depend on market conditions, the specific purpose for issuance and other similar factors.

         POSSIBLE ANTI-TAKEOVER EFFECTS OF CAPITAL STOCK AMENDMENT. The primary purpose of the Capital Stock Amendment is to provide the Company with the flexibility to raise additional capital from the sale of Common or Preferred Stock and to take advantage of possible future opportunities for which the issuance of such shares may be deemed advisable without the delay and expense incident to calling a special meeting of the Company's stockholders in any case in which such a meeting would not be otherwise required.

         The issuance of additional shares of Common Stock, or shares of a series of Preferred Stock, may be deemed to have an anti-takeover effect since such shares may be used, under certain circumstances, to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The increase in authorized capital stock may also be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of additional shares of Common Stock may be used to dilute such person's ownership of shares of Company's voting stock. In addition, the issuance of "blank check" Preferred Stock is commonly used for the adoption of a stockholder rights plan known generally as a "poison pill". The Board of Director has considered, although not adopted, a stockholder rights plan.

         The Capital Stock Amendment has not been proposed as an anti-takeover measure, nor is the Board of Directors aware of any offers to acquire control of the Company. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company may result in stockholders not being able to participate in any possible premiums which may otherwise be obtained in the absence of anti-takeover measures. Any transaction which may be so discouraged or avoided could be a transaction that the Company's stockholders might consider to be in their best interests. However, the Board of Directors has a fiduciary duty to act in the best interest of the Company at all times.

         The possible anti-takeover effects of the Capital Stock Amendment should be considered together with those discussed in the Proposal to Create a Staggered Board of Directors and the provisions currently in place in the Company's Certificate of Incorporation and Bylaws.

         VOTE REQUIRED AND BOARD RECOMMENDATIONS. The adoption of the Capital Stock Amendment requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. If the proposed Capital Stock Amendment is approved by the Stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the Delaware General Corporation Law. If the Capital Stock Amendment is not approved, the Company's authorized capital stock will not change. The effect on an abstention or a broker non-vote is the same as that of a vote against the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDER VOTE FOR THE APPROVAL OF THE PROPOSED INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON AND PREFERRED STOCK OF THE COMPANY.

               PROPOSAL TO CREATE A STAGGERED BOARD OF DIRECTORS

         The Board of Directors has determined that it would be advisable to amend Paragraph EIGHTH of the Company's Certificate of Incorporation to create a staggered Board of Directors, such that each Director would be elected to three year staggered terms. A copy of Paragraph EIGHTH of the Company's Certificate of Corporation, as proposed to be Amended is attached to this Proxy Statement as Exhibit "B".

         AMENDMENT. The Board of Directors has approved, subject to Stockholder approval at the Annual Meeting, a staggered Board of Directors ("Staggered Board Amendment"). The Company's Directors are presently elected annually to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. If the Staggered Board Amendment is approved by the stockholders, Directors will be elected for three year terms, with approximately one-third of such overall directors elected each year; except that at the Annual Meeting Class I Directors will be elected for a one year term, Class II Directors will be elected for a two year term and Class III Directors will be elected for the full three year term. Thereafter, Class I Directors will be elected for full three year term commencing the 1998 Annual Meeting of

Stockholders and Class II Directors will be elected for a full three year term commencing the 1999 Annual Meeting of Stockholders. In the event that the Stockholders do not approve the Staggered Board Amendment, the Directors elected at the Annual Meeting will continue to serve until the next Annual Meeting.

         The Board of Directors believes that a staggered system of electing directors would provide important benefits to the Company, including:

              - The staggered system helps assure continuity and stability of the Company's business strategies and policies. Since at least two stockholder meetings will generally be required to effect a change in control of the Board, a majority of directors at any given time will have prior experience as directors of the Company. This is particularly important to a relatively small, growth-oriented organization, such as the Company.

              - In the event of an unfriendly or unsolicited proposal to take over or restructure the Company, the staggered system would permit the Company time to negotiate with the sponsor, to consider alternative proposals and to assure that Stockholder value is maximized.

              POSSIBLE ANTI-TAKEOVER EFFECT OF STAGGERED BOARD AMENDMENT.

              A staggered Board of Directors may be deemed to have an anti-takeover effect since it may create, under certain circumstances, an impediment which would frustrate persons seeking to effect a takeover or otherwise gain control of the Company. A possible acquiror may not proceed with a tender offer because it would be unable to obtain control of the Company's Board of Directors for a period of at least two years. No more than one-third of the sitting Board of Directors would be up for election at any annual meeting of stockholders.

              VOTE REQUIRED AND BOARD RECOMMENDATIONS. The adoption of the Staggered Board Amendment requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. If the proposed Staggered Board Amendment is approved by the Stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the Delaware General Corporation Law. If the Staggered Board Amendment is not approved, the terms of the Company's Board of Directors will not change. The effect on an abstention or a broker non-vote is the same as that of a vote against the proposal.

              The possible anti-takeover effects of the Staggered Board Amendment should be considered together with those discussed in the Proposal to Increase the Capital Stock and the provisions currently in place in the Company's Certificate of Incorporation and Bylaws.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDER VOTE FOR THE APPROVAL OF THE PROPOSED STAGGERED BOARD OF DIRECTORS OF THE COMPANY.

                 PROPOSAL TO AMEND DIRECTORS STOCK OPTION PLAN

              On March 15, 1997, the Board of Directors has determined that it would be advisable to amend the Company's Directors Plan. The Board of Directors has approved, subject to Stockholder approval at the Annual Meeting, an amendment to the Directors Plan Amendment whereby the number of shares of Common Stock underlying future grants of options automatically granted under the Directors Plan will be reduced by one-half of the number of shares as of the 1997 automatic grant date (the "Directors Plan Amendment").

              If the Directors Plan Amendment is adopted, each Eligible Director will continue to receive automatic, non-discretionary annual grants of options based upon specific criteria set forth in the Directors' Plan. However, the Directors Plan Amendment will have the effect of reducing the number of shares of Common Stock underlying such grants. Assuming stockholder approval of the Directors Plan Amendment, each year, each Eligible Director would thereafter receive options to purchase 3,000 shares of Common Stock for service on the Board, options to purchase 3,000 shares for service on each permanent committee (other than the Executive Committee) and options to purchase 3,000 shares for services as a Committee Chairman (other than the Executive Committee). Eligible Directors who serve on the Executive Committee would receive options to purchase 6,000 shares, with additional options to purchase 6,000 shares for the Chairman of the Executive Committee. The reduction in the number of options to be received by Eligible Directors is slightly less than one-half of the current level. See "Compensation-Directors Stock Option Plan" above for a description of the shares of common stock that Eligible Directors received prior to the adoption of the Directors Plan Amendment.

              The Directors plan Amendment is prospective in its application only. It would only effect options that would be automatically granted on June 2, 1997 and for future years. Options outstanding prior to the date the Board of Directors approved the Directors Plan Amendment are not affected.

              The Board of Directors determined that the number of shares underlying options granted to the Board of Directors was disproportionately high compared to the number of shares of Common Stock outstanding. Notwithstanding, the Company believes that there is a continuing need, and that it is in the best interests of the Company and its stockholders, to make stock related awards to directors so that the Company will be able to attract and retain highly qualified individuals.

              All other terms and conditions of the Directors Plan will remain the same. A summary of the terms and conditions of the Directors Plan is set forth in the Proxy Statement under the caption - "Compensation - Directors Stock Option Plan."

              VOTE REQUIRED AND BOARD RECOMMENDATIONS. The adoption of the Directors Plan Amendment requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock present at the Annual Meeting. If the proposed Directors Plan Amendment is approved by the Stockholders, it will become effective retroactive to March 31, 1997, the date it was approved by the Board of Directors. If the Directors Plan Amendment is not approved, the Directors Plan will not change. The effect on an abstention or a broker non-vote is the same as that of a vote against the proposal.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDER VOTE FOR THE APPROVAL OF THE PROPOSED INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON AND PREFERRED STOCK OF THE COMPANY.


                              CERTAIN TRANSACTIONS

              Milton J. Wallace, the Company's Chairman of the Board, is a shareholder of the law firm of Wallace, Bauman, Fodiman & Shannon, P.A. Such law firm acts as general counsel to the Company.

              On August 30, 1996, the Company loaned $88,003, $100,000 and $100,000 to each of Milton J. Wallace, Daniel A. Stauber and Arthur G. Shapiro, in connection with the exercise of warrants expiring on August 31, 1996. The loans represented the exercise price of such warrants and the company issued 36,668, 41,668 and 41,668 shares of Common Stock to Mr. Wallace, Mr. Stauber and Dr. Shapiro, respectively. Each note bears interest at eight (8%) percent per annum. Principal payments of $10,000, plus accrued interest are payable on March 31, of each year, commencing March 31, 1997 until December 31, 2001 at which time the entire remaining principal balance, together with accrued interest shall be payable in full. The notes are secured by the common stock issued in connection therewith.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


              The firm of BDO Seidman, LLP served as the Company's independent auditors for the years ended December 31, 1995 and 1996. Although the Board of Directors has not yet selected a firm to serve as auditors for the year ended December 31, 1997, it is expected that BDO Seidman, LLP will be retained by the Company for such audit. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they desire, and to respond to appropriate questions.



                                 OTHER MATTERS

              Management is not aware of any other matters which may come before the Annual Meeting and which require the vote of stockholders in addition to those matters indicated in the notice of meeting and this Proxy Statement. The Company's By-Laws contain provisions relating to notices of stockholder meetings which prohibit a stockholder from nominating a person for the Board of Directors or proposing certain acts relating to the Company's business without advance written notice to the Company. Such written notice must be given at least sixty (60) days, but not more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and must contain specific information about the nominee and the stockholder who makes such nomination or proposal. No nomination proposal was received by the Company for the Annual Meeting. If any other matter calling for stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies in the enclosed proxy will vote in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

              Stockholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 1998 annual meeting must be received by the Company by no earlier than March 10, 1998 and not later than April 10, 1998 for inclusion on the Company's proxy statement related to that meeting. Such notice must include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the number of shares of common stock of the Company which are owned beneficially of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring valid business before the meeting.

                                 ANNUAL REPORT

              A copy of the Company's 1996 Annual Report, including audited financial statements as of December 31, 1996 and 1995 and for each of the two
(2) years then ended are being mailed to all stockholders. Copies of the Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission may be obtained by writing to Michael Elkin, Vice President/Chief Financial Officer, 3890 N.W. 132nd Street, Suite K, Opa Locka, Florida 33054.

                             COSTS OF SOLICITATION

              All expenses in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telefax, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. The Company further reserves the right to retain the services of a proxy solicitation form to solicit proxies and will pay all reasonable costs associated therewith.

                                                                       EXHIBIT A

        AMENDMENT TO THE MED/WASTE, INC. CERTIFICATE OF INCORPORATION TO
                       INCREASE AUTHORIZED CAPITAL STOCK

              FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares, consisting of 26,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 4,000,000 shares of preferred stock, par value $.10 per share (the "Preferred Stock").

              Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such a distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the General Corporation Laws of the State of Delaware.

                                                                       EXHIBIT B

        AMENDMENT TO THE MED/WASTE, INC. CERTIFICATE OF INCORPORATION TO
                    ESTABLISH A STAGGERED BOARD OF DIRECTORS

              EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

              1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole board of Directors shall be fixed by, or in the manner provided in the By-Laws. The phrase "whole Board" and the phrase "total numbers of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

              2. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, except for the initial term which shall expire as aforesaid. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole
remaining director.   Any director elected to fill a vacancy shall hold office
for a term that shall coincide with the term of the class to which such director shall have been elected.

              3. The power to adopt, amend or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

              4. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of
Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                                                                       EXHIBIT C






                                MED/WASTE, INC.
                                     PROXY
        THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 1997

      The undersigned hereby appoints Daniel A. Stauber and Arthur G. Shapiro, or either of them, as proxies, with full individual power of substitution to represent the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida on June 10, 1997 at 10:00 A.M., and any and all adjournments thereof, in the manner specified below:

1.    ELECTION OF DIRECTOR


             Nominees:
             --------
             Milton J. Wallace                   Arthur G. Shapiro, M.D.             Phillip W. Kubec
             Daniel A. Stauber                   William Dolan, D.D.S.               Kendrick Meek
             Richard Green

[ ]   For all nominees listed above
[ ]   Withhold authority to vote for the following:

--------------------------------------------------------------------------------
[ ]   Withhold authority to vote for all nominees

2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION IN ORDER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK.

      [ ]       For          [ ]       Against       [ ]        Abstain


                           (continued on other side)

                          (continued from other side)

3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A STAGGERED BOARD OF DIRECTORS.

      [ ]       For          [ ]       Against       [ ]        Abstain

4.    PROPOSAL TO AMEND THE COMPANY'S DIRECTORS STOCK OPTION PLAN.

      [ ]       For          [ ]       Against       [ ]        Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. Should any other matter requiring a vote of the stockholders arise, the persons named in the Proxy or their substitutes shall vote in accordance with their best judgment in the interest of the Company. The Board of Directors are not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

                                    Dated:                                , 1997
                                          --------------------------------


                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature

                                    Please sign the Proxy exactly as name
                                    appears.  When shares are held by joint
                                    tenants, both should sign.  Executors,
                                    administrators, trustees or otherwise
                                    signing in a representative capacity should indicate the capacity in which signed.

      PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.